Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-52060) on Form S-4, the registration statements (Nos. 333-75678 and 333-84094) on Form S-3 and the registration statements (Nos. 333-107342, 333-31812, 333-40412, 333-40416, 333-44432, 333-53620, 333-84439, 333-84747, 333-82694, 333-119595, 333-130021, 333-130023, 333-140144 and 333-140145) on Form S-8 of Fairchild Semiconductor International, Inc. (Fairchild Semiconductor) of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Fairchild Semiconductor as of December 31, 2006 and December 25, 2005, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Fairchild Semiconductor.

As discussed in Note 8 to the consolidated financial statements, Fairchild Semiconductor International, Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective December 26, 2005.

/s/ KPMG LLP

Boston, Massachusetts

March 1, 2007